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                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Lawrence Martinez and David E. Hill, with full power to each to act without the other, his true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Crop Growers Corporation Annual Report on Form 10-K for the year ended December 31, 1996, and any or all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and to file the same with such state commissions and other agencies as necessary, granting unto each attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, this Power of Attorney has been signed on this 25th day of March, 1997, by the following persons.

/s/ Paul T. Horn                                      /s/ David E. Hill
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Paul T. Horn                                         David E. Hill

/s/ Lawrence Martinez                               /s/ Manuel Sanchez
---------------------                              -------------------------
Lawrence Martinez                                    Manuel Sanchez

/s/ John M. Meuschke                                 /s/ Thomas M. Vertin
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John M. Meuschke                                     Thomas M. Vertin